UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 North Wacker Drive, Suite 4120, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Asset Purchase.

On December 23, 2014 MW Business Credit LLC, a Nevada limited liability company (the “Seller”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Midwest Business Credit Inc., a Delaware corporation (the “Buyer”) and contemporaneously closed the transactions contemplated thereby. The Buyer is a wholly-owned subsidiary of Q Lotus Holdings, Inc. Mr. Timothy Bellcourt was the President of the Seller and is now president of the Buyer. Mr. Bellcourt has been, since 2012, a member of the Board of Directors of Q Lotus Holdings, Inc. The purchase price under the Asset Purchase Agreement was negotiated at arms’-length.

The acquisition includes substantially all of the assets of the Seller and includes all fixtures used in the operation of the business as well as its holdings in its asset-based lending business. The purchase price paid by the Buyer was $1,792,000 evidenced by a promissory note, dated December 23, 2014 from the Buyer and guaranteed by Q Lotus Holdings, Inc., maturing February 16, 2015 and carrying an interest rate of 10%. The note is guaranteed by the parent corporation of Midwest Business Credit Inc. pursuant to Section 1.4 of the Asset Purchase Agreement whereby it is a co-signer of the Note.

The description of the above transaction does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement and the Note, copies of which are filed as Exhibit 10.55 and Exhibit 10.56 to this Current Report on Form on 8-K.

Real Estate Purchase.

On December 8, 2014, Q Lotus, Inc. and Lake Zurich Center, LLC entered into a Real Estate Purchase Agreement which provide for the acquisition by Q Lotus, Inc. of the former Bank of America building located at 35 W. Main Street, Lake Zurich, IL 60047 and all rights for development in the Lake Zurich area for a purchase price of $1,500,000. The closing occurred on December 16, 2014 and the purchase price was paid in full. The Seller is owned by the Goldstein family of which Joshua Goldstein is the manager, a major shareholder of Q Lotus Holdings, Inc. The purchase price under the Real Estate Purchase Agreement was negotiated at arms’ –length.

The description of the above referenced transaction does not purport to be complete and is qualified in its entirety by Exhibits 10.57 to this Current Report on Form 8-K.

Lease Extension.

On December 4, 2014 Q Lotus Holdings Inc. entered into an extension of their mining leases with Mineral Management, Inc. This extends Q Lotus Holdings, Inc.’s leases through January 31, 2015 and Q Lotus expects to be able to enter into further extensions as necessary.

The description of the above referenced transaction does not purport to be complete and is qualified in its entirety by the Contract Extension, a copy of which is filed as Exhibit 10.58 to this Current Report on Form 8-K.

Item 2.01 Completion or Acquisition or Disposition of Assets.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits furnished in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Exhibit	Description

10.55	Asset Purchase Agreement, dated December 23, 2014, between MW Business Credit, LLC, and Midwest Business Credit, Inc.

10.56	$1,792,000.00 Note of Q Lotus Holding Inc. and MW Business Credit, Inc. as makers to MW Business Credit, LLC, dated December 23, 2014.

10.57	Real Estate Purchase Contract dated December 8, 2014, between Q Lotus, Inc. and Lake Zurich Center, LLC.

10.58	Extension Agreement between the Company and Mineral Management, Inc. dated February 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: January 20, 2015	By:	/s/ Gary A. Rosenberg
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer